UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 20, 2006

VEECO INSTRUMENTS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-16244 (Commission File Number)	11-2989601 (IRS Employer Identification No.)

100 Sunnyside Boulevard, Suite B, Woodbury, New York  11797
(Address of principal executive offices, including zip code)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement

On July 20, 2006, the Board of Directors of Veeco Instruments Inc. (“Veeco”) approved an amendment to Veeco’s 2000 Stock Incentive Plan, as amended (the “Plan”), applicable to employees, directors and consultants of the Company, to provide for the award of restricted stock units and to make certain other changes (the “Amendment”).  Although the plan already provided for the grant of restricted stock, the Compensation Committee of the Board believes that RSUs provide additional flexibility and other benefits as compared to restricted stock.

Section 2 - Financial Information

Item 2.02   Results of Operations and Financial Condition.

On July 24, 2006, Veeco issued a press release announcing its financial results for the quarter ended June 30, 2006.  A copy of the press release is furnished as Exhibit 99.1 to this report.

The information in this report, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Section 5 - Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer.

On July 24, 2006, Veeco issued a press release announcing the departure of its President and Chief Operating Officer.  A copy of the press release is furnished as Exhibit 99.2 to this report.

Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit	Description
99.1	Press release issued by Veeco Instruments Inc. dated July 24, 2006 regarding quarterly financial results.

99.2	Press release issued by Veeco Instruments Inc. dated July 24, 2006 regarding departure of principal officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

July 24, 2006	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description
99.1	Press release issued by Veeco Instruments Inc. dated July 24, 2006 regarding quarterly financial results.

99.2	Press release issued by Veeco Instruments Inc. dated July 24, 2006 regarding departure of principal officer.